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                                  Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, Advanced Viral Research Corp., had duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Miami, Florida on 9th day of August, 1996.




                        ADVANCED VIRAL RESEARCH CORP.

                        By: /S/ Bernard Friedland
                           -------------------------------
                              Bernard Friedland, President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed hereinbelow by the following persons in the capacities and on the dates indicated.


/S/ Bernard Friedland      President - Chief Executive        8/9/1996
- ---------------------      Officer and Director
Bernard Friedland

/S/ William Bregman        Secretary-Treasurer and            8/9/1996
- ---------------------      Director (Principal
William Bregman            Financial and Accounting Officer)

/S/ Louis J. Silver        Director                           8/9/1996
- ---------------------
Louis J. Silver